Exhibit 10.10

AMENDED AND RESTATED
OFFICE SHARING AGREEMENT

DATE:	August 20, 2001

PARTIES:	Spell Capital Partners, LLC	("Spell Capital")
222 South Ninth Street, Suite 2880
Minneapolis, MN 55402

	PW Eagle, Inc.	("PWEI")
222 South Ninth Street, Suite 2880
Minneapolis, MN 55402

RECITALS:

A.	Spell Capital is a party to a lease dated June 28, 2000 (the "Lease") with 222 SOUTH NINTH STREET LIMITED PARTNERSHIP, a Minnesota limited partnership ("Landlord"), pursuant to which Landlord leased to Spell Capital Suite 2880 (the "Premises") in the building known as The Piper Jaffray Tower in Minneapolis, Minnesota.

B.	Spell Capital and PWEI are currently parties to an office sharing agreement (the "Office Sharing Agreement"). PWEI desires to continue using a portion of the Premises, and Spell Capital desires to continue sharing a portion of the Premises with PWEI.

C.	The parties desire to amend and restate the terms of the Office Sharing Agreement as set forth herein.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows:

1. Term. The term of this Agreement shall continue through December 31, 2004 (the "Term").

2. Monthly Fee. PWEI shall pay Spell Capital a fee of $16,750 per month (the "Monthly Fee") for PWEI’s use of the Premises, secretarial and office support and other incidental services provided by Spell Capital at the Premises. PWEI shall reimburse Spell Capital for any out of pocket expenses incurred by Spell Capital for long distance telephone calls, postage, copying and similar items incurred on behalf of PWEI by Spell Capital.

3. Annual Increases in Monthly Fee. On January 1 each year, the Monthly Fee shall be increased by $500.

4. Cost of Leasehold Improvements. PWEI will pay for fifty percent (50%) of the cost of all leasehold improvements to the Premises during the Term.

5. Damages. If PWEI terminates this Agreement during the Term for any reason, it shall pay Spell Capital the sum of $16,750 per month, or the Monthly Fee then in effect, for twelve months following such termination.

6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota.

7. Amendment. This Agreement may be amended only upon mutual written agreement of the parties.

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IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

SPELL CAPITAL PARTNERS, LLC

By: /s/ William Spell
William Spell, President

PW EAGLE, INC.

By: /s/ Larry Fleming
Larry Fleming, President

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